EXHIBIT 5.1

                                Howard B. Siegel
                                 Attorney at Law
                                P. O. Box 940572
                                Houston, TX 77094

July 23, 2008


Australian-Canadian Oil Royalties Ltd.
P. O. Box 1629
Cisco, TX   76437

Re:  Registration Statement on Form S-8

Gentlemen:

I have acted as special counsel to Australian-Canadian Oil Royalties Ltd., a British Columbia, Canadian corporation (the "Company"), and am rendering this opinion with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of 1,000,000 shares of the Company's common stock, no par value, (the "Shares"), that may be issued under the 2008 Stock Compensation Plan (the "Plan").

In my capacity as special counsel, I have examined the Plan and originals and copies, certified or otherwise identified to my satisfaction, of such other agreements, documents, corporate records and instruments as I have deemed necessary for the purposes of the opinion expressed below, and have relied upon the accuracy of factual matters contained therein. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with the originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon the foregoing, I am of the opinion that the Shares, when issued for services performed for the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. I do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to my attention after the date hereof.

I hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without my prior written consent.

Very truly yours,


 /S/  HOWARD SIEGEL
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Howard Siegel